Exhibit 99.2

Prepared Remarks of Edison International CEO and CFO
First Quarter 2020 Earnings Teleconference
April 30, 2020, 1:30 p.m. (PST)

Pedro Pizarro, President and Chief Executive Officer, Edison International
Let me begin by saying that our thoughts go out to those here in California and elsewhere who have been directly impacted by COVID-19, including colleagues from our Edison team. We are all facing an experience that is unprecedented and I know that your participation in today’s earnings call is likely not the routine it has been in the past. One thing that hasn’t changed in these times is our company’s commitment to the health and safety of the 13,000 women and men of Edison International and Southern California Edison, and the 15 million people and their communities who are served by SCE. This pandemic and stay at home orders put a spotlight on the role that the electric grid plays in all our lives. The Edison team is demonstrating their incredible commitment to continue to deliver this essential service to our customers during this historic time. I could not be prouder of our team for the way they have worked together to carry out our mission.
I will dedicate much of my prepared remarks to our response to COVID-19, but first let me give you the quick financial headlines. Today, Edison International reported core earnings per share of $0.63 for the first quarter 2020, flat compared to the same period last year. Higher core EPS at SCE was fully offset by an increase in core loss per share at EIX Parent and Other. Maria will discuss our financial performance in more detail in her report.
I will now turn to how the State of California has been responding to the COVID-19 crisis, how Edison has organized and responded, and how we are preparing and caring for our workforce. I will also share some of the ways in which SCE is helping customers navigate the effects of the Stay at Home executive order. Lastly, I will provide an update on the continued progress SCE has made on its wildfire mitigation work, which the CPUC and other state agencies have identified as “essential” work that must continue; the headline on this is that we are ensuring our wildfire mitigation work is not unduly impacted by COVID-19.

In California, the Governor and Legislature have taken actions to provide emergency funding of up to $1 billion to increase hospital capacity, purchase medical equipment, assist schools and protect facilities with the state’s most vulnerable residents. The State is expected to spend significantly more in total to address the emergency. When the Legislature returns, it is expected to pass a scaled-down budget by the June 15th deadline and develop a more robust budget after the extended July 15th tax filing deadline. The Governor’s budget priorities are to address COVID-19 related impacts, wildfire prevention and homelessness. We will continue to work closely with staff and senior government officials and maintain an open line of communication on the essential work that our company continues to undertake, particularly wildfire mitigation work.
At Edison, our core focus is on ensuring the safety and health of our employees and providing them with the resources necessary to maintain critical operations for the benefit of our customers. Early on, SCE mobilized an Incident Management Team, or IMT, to run day-to-day COVID-19 response. The IMT is a group of individuals trained to respond to emergencies on our system utilizing protocols established by FEMA. I lead our Crisis Management Council, made up of senior leaders from EIX and SCE, and we check in daily with the Incident Commander and key IMT staff to provide guidance and approve new needed corporate policies. While we already had a robust pandemic response plan and had tested it in planning exercises, the reality is that the scale of the COVID-19 crisis has required us to make a number of policy changes on the fly and continue to learn. Leveraging the experience and training of the IMT, we quickly transitioned about two-thirds of our workforce to teleworking. At the same time, we remain committed to the essential nature of the service SCE provides, which was also called out in the Governor’s Stay-at-Home executive order. Front-line workers and employees who support critical functions remain in the field or at certain SCE facilities while observing appropriate safety measures. Furthermore, SCE has sequestered a small number of essential personnel to ensure their availability at designated critical facilities.
Questions are already being asked about whether the COVID-19 pandemic will dramatically alter how we live, work and socialize once the immediate crisis is behind us. It’s probably too early to say with any certainty, but Edison is already preparing for the potential of longer-term changes. Some of these will be positive changes: for example, I am certain that our learnings in how we telework will lead to improvements in how we do our work more flexibly and sustainably even after we can rejoin our colleagues in physical offices. To this end, we stood up a Future Planning Cell to consider and plan for a possible changed reality - and how the company, employees and our customers can adjust and continue to thrive, socially and economically.
I am honored to serve as the only utility representative on the Governor’s Task Force on Jobs and Business Recovery. SCE is safely providing reliable power to critical facilities such as hospitals, medical labs and grocery stores. As California begins to plan the future of work in a post-COVID-19 environment, clean energy can play a critical role in a just and equitable economic recovery with thousands of good jobs that also address the challenges of climate change and air quality.
Since the implementation of statewide stay-at-home measures, SCE system load has declined by 6%. We have seen an increase in residential load demand, but this is more than offset by decreases in the non-residential sectors. While we are seeing reduced demand for power, I would like to remind you that California has a long-standing policy of decoupling revenue from electricity sales. We also have a mechanism already in place to track any over- or under-collections, called the Base Revenue Requirement Balancing Account, so there is no net impact on revenue and earnings. Additionally, the Commission recently approved the establishment of a new memorandum account, called the COVID-19 Pandemic Protections Memo Account, to record costs associated with consumer protection efforts related to COVID-19, through which SCE can seek cost recovery in subsequent proceedings. Maria will address this topic in her remarks.
We remain focused on supporting our customers and our communities. SCE was one of the first utilities nationwide to voluntarily suspend service disconnections for nonpayment for residential and commercial customers impacted by COVID-19 - before it was mandated. SCE has waived late fees and is offering flexible billing arrangements. To further support our communities, Edison International has pledged $1 million to nonprofit organizations providing support to those facing economic hardship due to COVID-19. I am grateful and proud of the

Edison employees who contributed more than $250,000 for COVID-19 relief; the funds they contributed will be matched by Edison International.
In addition to our own efforts to support customers, the CPUC has continued to function during the pandemic, and has itself identified initiatives to help utility customers. Some of these initiatives parallel what SCE had already implemented and which I covered earlier. Additionally, we are encouraged that the CPUC has moved on many of SCE’s pending applications. For instance, on April 16th, the Commission issued a final decision on SCE’s Grid Safety & Resiliency Program, approving the settlement agreement without any changes. The decision authorizes $407.3 million in capital and $119.2 million in O&M for 2018-2020. Additionally, earlier this month, SCE received a proposed decision on its capital structure waiver application that seeks to exclude from SCE’s common equity the previously recorded net charge of $1.8 billion and any future charges associated with the 2017 and 2018 wildfire events. The PD also excludes debt issuance for the purpose of paying claims related to these events. This waiver continues for the earlier of a two-year period or until 2017 and 2018 wildfire cost recovery claims are resolved. The CPUC also continues to move forward in the processing of the IOUs’ Wildfire Mitigation Plans, which are slated for approval as early as June. On April 3rd, the Wildfire Safety Advisory Board issued its Draft Recommendations on the WMP and those were approved on April 15th. Further, last month, SCE filed Track 2 of its 2021 GRC proceeding. The filing seeks reasonableness review of $810.5 million of incremental O&M and capital expenditures incurred for 2018 and 2019 wildfire mitigation activities, and cost recovery of the associated revenue requirement of $500.1 million.
Turning to operations, SCE continues to perform critical work related to public safety, wildfire mitigation and reliability while deferring non-critical outages for as long as our communities are staying at home. SCE has also developed a 14-day look ahead of planned outages across our service area to better coordinate with local jurisdictions and address any concerns. Additionally, SCE has made tremendous strides to mitigate wildfire risk in the last year and we also filed our 2020-2022 Wildfire Mitigation Plan in February. This plan calls for SCE to continue to harden infrastructure, bolster situational awareness capabilities and enhance operational practices while implementing enhanced data analytics and technology. We are executing these programs as quickly as possible, as they are critical to ensuring the safety of our communities and are viewed as essential by the State and us.
At the same time, we continue to prepare for potential public safety power shut offs, or PSPS. This is one of the more significant areas of wildfire-related work, and SCE established another Incident Management Team earlier this year to focus on further reducing the potential impacts of PSPS on our customers. This dedicated team is working on measures like further automating the process to provide timely information to local jurisdictions and customers, developing more detailed “playbooks” to re-route power and minimize customer outages, and advancing customer care programs in our high fire risk areas, including use of back-up generators.
We remain committed to EIX’s long-term strategy and its focus on clean energy, consistent with the State’s policies and objectives. The foundation of our clean energy strategy is found in Pathway 2045, a blueprint for how California’s broader economy and our company can combat the climate change that catalyzes extreme weather events and exacerbates wildfires. It calls for the transformation of our industry through clean energy, electrification of the transportation sector, where our deployment of electric vehicle charging stations plays a major role, and the electrification of building space and water heating. I expect these areas will all be key elements as the Governor’s Task Force looks to reopen the California economy and position our state to prosper in the exciting decades ahead.
I want to close my comments with an emphasis on the essential nature of the service we provide. We help power the economy; we power both lifesaving machines and lifestyles; we support our employees; we serve and help protect the public. Once again, I am very proud of my 13,000 colleagues who are working so hard on doing all of this safely. I thank our investors for your commitment and support, and I hope that all of you and your loved ones are staying safe, well, and healthy.

Maria Rigatti, Executive Vice President and Chief Financial Officer, Edison International
My comments today will cover first quarter 2020 results, our capital expenditure and rate base forecast, 2020 EPS guidance and other topics including the impact of COVID-19 on our operations and financial performance. As we have previously said, quarterly year-over-year comparisons are less meaningful given the timing of the 2018 GRC decision.
Please turn to page 3.
Edison International reported core earnings of 63 cents per share, which was flat compared to the same period last year. Higher core EPS at SCE was fully offset by an increase in core loss per share at EIX Parent and Other, primarily due to interest expense. From the table on the right-hand side, you will see that SCE had a core EPS variance of positive 4 cents year-over-year. This was primarily driven by 12 cents of higher EPS from SCE core activities which was partially offset by 8 cents of share count dilution. There are a few items that accounted for the majority of the EPS variance at SCE.
To begin with, higher revenues had a positive variance of 42 cents. This was primarily driven by 37 cents of higher CPUC revenues mainly due to the adoption of the 2018 GRC final decision in Q2 2019. FERC revenues had a positive variance of 5 cents largely due to the increased equity layer, rate base growth and higher expenses.
Higher O&M expenses negatively impacted year-over-year EPS by 28 cents. The largest component was a 15 cents increase in vegetation management costs. This is due to a combination of higher wages and training mandated by the State’s new legislation SB 247 and an increase in the number of trims.
We have discussed this in the past, but I want to pause here to summarize the methodology and impact of memo accounts. To begin, there are various expenses that qualify for tracking in the wildfire-related memo accounts. From the start of each year, we track actual costs incurred and compare that to the amounts authorized in the GRC for these same activities. Only costs that are incremental to the amounts authorized are eligible for deferral and we have to incur the full annual amount authorized in the GRC before we record a regulatory asset for the incremental expenses probable of recovery. As a result, when considering quarterly results or comparing year over year results, impacts can be quite pronounced and not reflective of future quarters. The timing of the expenditures and the point at which the deferrals begin drive quarter over quarter variances. Finally, as we have said previously, we will seek recovery of costs for which we have not recorded a regulatory asset due to a lack of precedent.
Next, there was a negative 4 cents impact due to the recovery of wildfire insurance expenses in the prior year which was absent in 2020. There was also a 4 cents negative impact from costs related to short-term incentive compensation. Additionally, there was a negative 7 cents variance primarily due to an increase in the estimated allowance for bad debts related to the economic impact of the COVID-19 pandemic and higher workers’ comp and legal expenses.
As Pedro mentioned earlier, the CPUC approved the establishment of the new COVID-19 Pandemic Protections Memo Account - the CPPMA - to track consumer protection costs for residential and small commercial customers. SCE will seek authority to record bad debt expense in excess of GRC authorized amounts and, once we exceed the 2018 GRC authorized amount for bad debts, we will recognize a regulatory asset for the amount we conclude is probable of recovery. We will track these expenses and ultimately seek cost recovery in an applicable proceeding designated by the CPUC. We expect to file an Advice Letter tomorrow including the overall scope of costs to be tracked in this account.
Higher interest expense related to increased borrowings had a negative 3 cents impact. Lastly, there was a positive 2 cents income tax variance related to benefits passed back to customers, with no impact on earnings.
EIX Parent and Other had a negative 4 cents core variance in the quarter. This was largely due to 5 cents of higher interest expense related to increased borrowings and was partially offset by the increase in shares outstanding.

Page 4 shows SCE’s capital expenditure forecast. This includes CPUC-jurisdictional GRC capital expenditures, certain non-GRC CPUC capital spending and FERC capital spending. We continue to execute a robust capital program of $19.4 to $21.2 billion from 2020 through 2023. This forecast is unchanged from what we shared with you in February. However, due to the COVID-19 pandemic, we are modifying our work practices to reduce the impact on customers as they comply with stay-at-home orders. We are working with local governments to ensure they have visibility into the essential work being planned but we continue to have a strong focus on our wildfire mitigation efforts. We are assessing the impact of this, and the broader potential impacts of COVID-19 on our 2020 capital program but are working to ensure that our customers’ needs are met in the longer term, and we continue to see significant investment opportunities as we invest in the safety and resiliency of the grid and prepare for the clean energy future.
On page 5, we show SCE’s rate base forecast. At the capital expenditure levels requested in the 2021 GRC, total weighted-average CPUC- and FERC-jurisdictional rate base will increase to $41 billion by 2023. This request level represents a compound annual growth rate of 7.5% over two rate case periods.
To give you an update on the 2021 GRC, on April 10th, California Public Advocates - Cal PA - filed its intervenor testimony in response to the Track 1 request, in line with the schedule laid out in the scoping memo. Cal PA proposed a 2021 Test Year revenue requirement of $6.9 billion, a $651 million reduction from SCE’s request of $7.6 billion. They also proposed post-test year revenue requirement increases of 3.5% for 2022 and 2023. Overall, Cal PA proposed approving approximately 90% of SCE’s capital expenditures request. The primary difference between our request and the intervenor’s proposal was in the covered conductor program related to wildfire prevention and mitigation, and in T&D grid operations. TURN and other intervenors are scheduled to provide testimony on May 5th and our rebuttal is due on June 12th.
Additionally, earlier this month, the CPUC issued an amended scoping memo on the schedule and procedure for litigating the third attrition year of the 2021 GRC cycle. The ruling sets forth a Track 4 schedule beginning with SCE’s filing for 2024 in May 2022 and concluding with a proposed decision in Q4 2023.

Since the onset of the COVID-19 pandemic, we’ve been asked about the potential impact to revenue and earnings. We have also had conversations on the actions to strengthen our balance sheet, liquidity enhancements and the strong funding status of our pension benefits and postretirement benefits other than pensions, or PBOP, and related regulatory recovery mechanisms. I am going to take a few minutes to address these items which are laid out on slides 6 and 7.
For nearly four decades, California has had a regulatory construct that has been supportive of customers and IOUs, particularly in decoupling utility revenues from sales volumes through various cost recovery mechanisms. CPUC rates decouple authorized revenue from volumetric risk related to retail electricity sales so that SCE receives revenue equal to the authorized amounts. We track over or under collections of CPUC base rates due to variations in load in our Base Revenue Requirement Balancing Account, or BRRBA. Annually, the differences between amounts billed and authorized levels are either collected or refunded so there is no net impact to SCE’s revenue and earnings from load changes. These adjustments address all volatility in SCE sales volumes, including from COVID-19 related developments.
Additionally, as I noted earlier, we will request to use the new CPPMA to record consumer protection costs. We will seek cost recovery of these in our annual Energy Resource Recovery Account, GRC, or other proceedings. In addition to the CPPMA, SCE has activated the Catastrophic Events Memorandum Account, or CEMA, to track other COVID-19 costs. The costs we will be tracking include IT expenses to facilitate teleworking, employee benefits allowing employees to care for themselves and dependents affected by COVID-19, and other costs incurred to support the safety and well-being of our workers during this crisis. This account will also record any savings realized as a result of changes in work which will be used to offset the additional costs recorded.
I also want to share with you the impact of COVID-19 on SCE’s load and on customer bills, to date, particularly given the importance of customer protections. Through April 19th, SCE has experienced a 6% decline in system load during the stay-at-home order vs. the prior year. While total load is down, experience has varied across customer classes. On slide 6, you can see the load changes within each customer class. Given the timing of billing cycles vs. the start of the stay-at-home order, we are still evaluating the full impact on customer payment behavior. However, we have seen some increases in the number of outstanding accounts receivable for both commercial and residential customers. This is a likely leading indicator for an increase in deferred payments or bad debt expense.
Please turn to Page 7 which includes some information on our pension benefits and PBOP. At the end of 2019, our qualified pension plans were 96% funded. Also, we are well positioned with PBOP which is managed through multiple trusts that, in total, range from approximately 80% to fully funded, as of year-end. These plans have a diversified asset allocation which provided a significant level of resiliency through the volatility we have seen in the early months of 2020. SCE makes annual contributions to its pension plans and PBOP accounts and these contributions are recoverable through a CPUC approved balancing account that allows us to true up every year to the actual contribution. Also, because we record a regulatory asset for the unfunded status of these plans, there is no impact to earnings.
Please turn to page 8. We continue to focus on ensuring we have a strong balance sheet and maintaining financial flexibility. As you can see from the bar charts on the page, as of April 15th, EIX and SCE have a consolidated liquidity profile of $6.4 billion, which is a combination of cash on hand of $1.3 billion and available capacity on credit facilities of $5.1 billion. EIX and SCE have no long-term debt maturities for the rest of the year and approximately $1 billion of debt maturities in 2021. We have proactively de-risked our financing needs for 2020 by accessing the capital market in January, March and April. This includes issuing $2.3 billion in long-term debt at SCE and $400 million of notes at EIX. The latter funds the debt portion of the EIX 2020 financing plan. EIX also put in place an $800 million 364-day term loan to provide financing flexibility for our 2020 equity need given the recent market volatility related to COVID-19. Also, in the first quarter, SCE put in place a 364-day revolving credit facility and term loan for $1.3 billion. This will be dedicated to capital spending related to wildfire mitigation under AB 1054 that does not earn an equity return but is eligible to be recovered through a securitizable dedicated-rate component, once authorized by the CPUC.

Our long-term financing framework is to execute our SCE capital growth plans while maintaining investment grade ratings at both SCE and EIX. This framework drives our previously disclosed EIX 2020 financing plan which includes the $400 million of debt at EIX, which I just discussed, and $800 million in equity, out of which $600 million is in support of the growth capital needs at SCE for 2020. The remaining $200 million is a carry-over of the equity plan we disclosed in 2019 that we expect to complete this year. As of March 31st, approximately $90 million of that amount was raised through ATM and internal programs. As I have mentioned, given recent volatility in the capital markets, we put in a term loan at EIX last month to give us flexibility as we work deliberately on executing our remaining equity financing plan for 2020.
Page 9 shows our 2020 guidance and the key assumptions for modeling purposes. We are re-affirming our guidance range of $4.32 to $4.62 per share. In light of the volatility introduced by COVID-19, let me explain our thoughts for not showing a bridge to the midpoint of this range as we have done in the past. Previously, our 2020 guidance started with rate base earnings from CPUC- and FERC-jurisdictional assets. As you can see from the information on this slide, our assumptions for rate base earnings are unchanged, but COVID-19 will have an effect on how we execute our operational and financing plans for the remainder of this year. As I mentioned earlier, there are strong regulatory constructs in California that will mitigate the impacts of load reductions as well as incremental costs related to COVID-19. However, there may be cost savings that are realized because some activities, such as travel, have been reduced as a result of the stay-at-home order. These savings driven by COVID-19 government directives will be used to offset new costs before additional recovery is authorized. It will be a detailed and data-intensive process to determine which costs and savings are specifically COVID-19 related. Therefore, I expect that there will be more variability within and across the various earnings drivers that are typically part of our guidance, so it is more relevant to discuss the range rather than a mid-point. I look forward to giving you an update on the next earnings call as we continue to deliver this essential service to our customers and gain a more specific understanding of the impact of COVID-19 in California.